UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2009

UNION NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19214	23-2415179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lausch Lane, Lancaster, Pennsylvania	17601
(Address of principal executive offices)	(Zip Code)

(717) 653-1441

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 8.01.  Other Events.

On August 27, 2009, Union National Community Bank (the "Bank"), the wholly-owned banking subsidiary of Union National Financial Corporation (the “Corporation”), entered into a formal written agreement (the “Agreement”) with the Comptroller of the Currency ("OCC").  Specifically, the Agreement requires the Bank to (1) establish a compliance committee to monitor and coordinate the Bank’s adherence to the provisions of the Agreement, (2) have the board of directors evaluate and monitor executive management performance, (3) update its three year strategic plan in accordance with specific guidelines set forth in the Agreement, (4) update its three year capital program, (5) develop and implement systems to provide for effective loan portfolio management, (6) take action to protect criticized assets and implement a written program to eliminate the basis of criticism of assets criticized by the OCC, (7) strengthen the Bank’s contingency funding plan, (8) implement a written consumer compliance program, and (9) not exceed the level of brokered deposits as of the date of the Agreement without prior OCC approval.

The Agreement supersedes the previous Memorandum of Understanding ("MOU") entered into between the Bank and the OCC on June 20, 2007.  The Agreement effectively extends several of the provisions under the MOU, including requiring a three-year strategic plan and three-year capital plan, improving the Bank's loan portfolio management, implementing an effective risk based consumer compliance audit program, and establishing a compliance committee.

Separate from the Agreement, the OCC has established individual minimum capital ratios for the Bank requiring Tier 1 Capital to Average Total Assets of at least eight percent (8%), Tier 1 Capital to Risk-Based Assets of at least nine and one-half percent (9.5%), and Total Capital to Risk-Based Assets of at least twelve percent (12%) effective beginning September 30, 2009.   These minimum capital ratios are similar to the capital ratio targets agreed to between the Bank and the OCC under the MOU which were Tier I Capital to Average Total Assets of 8%, Tier I Capital to Risk-Based Assets of 9%, and Total Capital to Risk-Based Assets of 12%.  As of June 30, 2009, the Bank’s measure of Tier I Capital to Average Total Assets was 7.96%, slightly below the 8% rate which will be required as of September 30, 2009.  The Bank’s measures of Tier I Capital to Risk-Based Assets of 9.82% and Total Capital to Risk-Based Assets of 12.34% at June 30, 2009, both exceeded the respective 9.5 % and 12% required rates.  In order to increase the Bank’s Tier I capital level to fully meet the OCC’s new minimum requirement, the Bank will have to increase its capital, reduce its assets or both.  Pursuant to the Bank’s capital plan, the Bank currently expects to achieve these ratios by September 30, 2009 by having the Corporation engage in a private placement equity offering in order to increase the Bank’s capital.  If the Bank does not meet the OCC’s requirements by the required date, the OCC could subject the Bank to such administrative actions or sanctions as the OCC considers necessary.

Management and the board of directors are committed to taking the necessary actions to fully meet the new minimum capital ratios and address the provisions of the Agreement, and believe that the Bank has already made measurable progress in addressing these requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

UNION NATIONAL FINANCIAL CORPORATION
(Registrant)

Dated: August 31, 2009	/s/ Mark D. Gainer
Mark D. Gainer
Chairman, President, and
Chief Executive Officer